Exhibit 10.14.2

FORM OF EQUITY OPTION AGREEMENT

OF

DIRECTORS

THIS AGREEMENT entered into as of                  , 2005 by and between Emergency Medical Services Corporation, a Delaware corporation (the “Company”), and the undersigned director of the Company or a subsidiary thereof (the “Optionee”).

RECITALS

The options referenced in this agreement were issued initially by Emergency Medical Services L.P. (“EMS LP”) on                  , 2005. This Agreement reflects the assumption of the initial option grant by the Company, as successor to Emergency Medical Services L.P., effective on the closing of the initial public offering of class A common stock, par value $.01 per share, of the Company (the “Stock”) on December 21, 2005.

The Emergency Medical Services L.P. Equity Option Plan (the “Plan”) permits options to be granted only to employees of the Company or any subsidiary of the Company. Notwithstanding such limitation, the Company desires to grant the Optionee an option to acquire shares of the Stock on the terms and conditions set forth in the Plan, as if Optionee were an Employee (as defined in the Plan). Accordingly, the terms and conditions of the Plan are incorporated herein by reference, as though set forth in full in this Agreement, with the Optionee deemed to be an Employee for purposes of interpreting the provisions incorporated into this Agreement, and the Optionee’s services as a director of the Company to be substituted for references to the Employee’s employment by the Company or a subsidiary.

NOW, THEREFORE, the Company and the Optionee, intending to be legally bound, hereby agree as follows:

1. Definitions. Any capitalized term not defined in this Agreement shall have the meaning set forth in the Plan. As used in this Agreement, the following terms have the meanings set forth below:

“Cumulative Cash Flow Target” means EBITDA of not less than the Target Amount for the four consecutive calendar years ending December 31, 2008 (the “Measurement Period”). As used herein:

“EBITDA” means the consolidated net income of the Company and its subsidiaries, (a) adjusted by adding thereto, to the extent deducted in determining such consolidated net income, interest, taxes, depreciation and amortization, and (b) further adjusted to eliminate any costs, or to add any income, that the Board determines in good faith is appropriate to reflect non-recurring or unusual items.

“Target Amount” means (a) $617.4 million (being 90% of the EBITDA included in management’s base case projected in connection with the acquisition of the Company), plus (b) the Target EBITDA of any Business acquired by the Company after the date of this Agreement. The Board shall make such adjustment to the Target Amount and the Target EBITDA as it determines in good faith to be appropriate to reflect non-recurring or unusual items, including the sale of any Business during the Measurement Period.

“Target EBITDA” of a Business acquired by the Company means the EBITDA of that Business for the balance of the Measurement Period, as reflected in the projections considered by the Board in connection with such acquisition. The acquisition of a “Business” means the acquisition of a corporation or other entity or all or a substantial portion of the assets used by another corporation or other entity to conduct business operations.

“15% Internal Rate of Return” means an Investor Return, in cash, at least equal to an amount determined by increasing the amount of the initial investment, and all subsequent direct or indirect investments by Onex, by the total compounded annual rate of return of 15%, taking into account for these purposes the exercise of all options to purchase the Stock outstanding under the Plan or otherwise (including, without limitation, options, other stock awards or interests held by affiliates of Onex and their respective employees), which are then exercisable or become exercisable as a result of the realization of the 15% Internal Rate of Return. The determination of whether the 15% Internal Rate of Return has been realized shall be made by the Board whose decision shall be final and binding on the Optionee. For the avoidance of doubt, a 15% Internal Rate of Return shall be deemed realized only if the Investor Return includes both the amount of the investments and the required return on the investments.

“Investor Return” means the sum of all cash amounts actually received by Onex, on a cumulative basis through the date of determination, in the form of cash dividends, other distributions or sale proceeds in connection with (a) a disposition of all or any part of its Stock, Units and Class B Common Stock, par value $.01 per share (“Class B Common Stock”) calculated based on the actual net proceeds received from the disposition of such Stock, Units and Class B Common Stock, (b) a disposition of all or substantially all of the assets of the Company or a subsidiary or (c) a recapitalization of the Company or any subsidiary. Such calculation shall take into account any transaction costs and fees and shall exclude any management, consulting or other similar fees received by Onex or its affiliates.

“IPO/Recap” means an initial public offering of the equity of the Company (an “IPO”) or a recapitalization of the Company.

“Onex” means Onex Partners LP.

“Units” means the LP Exchange Units representing partnership interests in Emergency Medical Services L.P.

2. Grant of Option. Effective as of the “Grant Date” set forth on the signature page of this Agreement, EMS LP granted to the Optionee an option (the “Option”) to purchase the Units; this Option was assumed by the Company as successor, effective December 21, 2005.

3. Exercise Price. The “Exercise Price” for the shares of Stock covered by the Option is the Exercise Price set forth on the signature page of this Agreement.

4. Vesting and Exercisability.

(a) The Options shall vest and become exercisable in the following two ways:

(i) Time Vesting. Twelve and one-half percent (12.5%) of the Options shall become vested and exercisable on each of the first four anniversaries of the Grant Date.

(ii) Time and Performance Vesting. An additional twelve and one-half percent (12.5%) of the Options shall vest and become exercisable on each of the first four anniversaries of the Grant Date, provided, that exercisability is subject to the further condition that Onex has realized a 15% Internal Rate of Return.

(b) Notwithstanding the provision of clauses (a)(i) and (ii), upon the occurrence of a Liquidity Event in which Onex realizes a 15% Internal Rate of Return, all of the Options shall become fully vested and exercisable on the date of such Liquidity Event and the Options shall terminate and be of no further force or effect if they are not exercised in connection with, and on the date of, such Liquidity Event. For the purposes of the preceding sentence only, the 15% Internal Rate of Return shall be determined based on (i) cash received by Onex at any time and/or (ii) the fair market value of assets received by Onex at any time (as such fair market value is determined by the Board). Any assets received by the Optionee in the Liquidity Event shall be subject to the same restrictions (such as lock-up provisions) to which the assets received by Onex are subject.

(c) On the fourth anniversary of the Grant Date, if the Options referred to in clause (a)(ii) have time vested but are not exercisable because Onex has not realized a 15% Internal Rate of Return, then such Options shall also become exercisable on that date if:

(A) the Company has met the Cumulative Cash Flow Target, or

(B) if (x) the Stock is publicly traded and listed on a national securities exchange or on NASDAQ and (y) Onex would have realized a 15% Internal Rate of Return if it had sold its remaining Stock at a per share price equal to the weighted average sale price of the Stock (as quoted by such national securities exchange or NASDAQ) for any 30 consecutive trading days.

(d) Upon the consummation of a Liquidity Event, Options that are not vested, or are not exercisable because Onex has not realized a 15% Internal Rate of Return, as well as Options that are vested but are not exercised by the Optionee, shall terminate automatically on the consummation of the Liquidity Event, and be of no further force or effect. The occurrence of an IPO/Recap shall not affect the vesting of the Options.

5. Term of Options. Each Option (whether or not then exercisable) shall terminate automatically on the earliest to occur of:

(a) 180 days after the date of termination of the Optionee’s services as a director due to death or disability;

(b) [30] days after the date of termination of the Optionee’s services as a director for reasons other than those set forth in Clauses (a), (d) (e) and (f) herein;

(c) subject to the provisions of clauses (a) and (b), the date of termination of the Optionee’s services as a director of the Company, whether by the Company or the Optionee;

(d) the date of the consummation of a Liquidity Event;

(e) the liquidation or dissolution of the Company; and

(f) the tenth anniversary of the Grant Date.

6. Manner of Exercise of Option.

(a) The Optionee may exercise any then exercisable Option in accordance with the provisions of the Plan.

(b) The Company may delay the issuance of Stock underlying the Option as described in the Plan.

7. Non-Transferability. The Option is not transferable except as provided is the Plan. The right of the Optionee to exercise the Option (as and when exercisable) shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and such Stock may be purchased during the lifetime of the Optionee only by him (or his legal representative in the event that he is disabled). Any other transfer shall be null and void and without effect, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

8. Representation Letter and Investment Legend.

(a) If the disposition of the Stock to be issued upon exercise of an Option are not covered by a current registration statement under the Securities Act when the Option is exercised, the Committee may require the Optionee, as a condition precedent to receipt of the Stock, to represent to the Company in writing that the Stock acquired by such Optionee are acquired for investment only and not with view to distribution. The Company shall place a legend upon any certificate for the shares of Stock issued by reason of such exercise.

(b) The Company shall be under no obligation to qualify the Stock for sale under any securities laws or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue or sale of the Stock.

9. Adjustments upon Changes in Capitalization.

(a) In the event that the outstanding Stock is changed into or exchanged for a different number or class of Stock or other securities of the Company or of another entity by reason of any reorganization, merger, consolidation, recapitalization, reclassification, combination of Stock, or dividends payable in capital stock, the Committee shall make appropriate adjustment in the number and Class of Stock, and the Exercise Price therefor, as to which the Option, to the extent not theretofore exercised, shall be exercisable.

(b) In connection with a Liquidity Event, and without limiting the provisions of Sections 4(d) and 5(d), the Company may, in the sole discretion of the Board, deliver to the Optionee, to the extent that the right to purchase shares of the Stock under the Option has vested and is exercisable, the same kind of consideration (net of the Exercise Price for such Stock) that is delivered to the Unitholders of the Company as a result of such Liquidity Event, or the Board may, in its sole discretion, cancel the Option, to the extent not thereto for exercised, in exchange for cash consideration in an amount equal to the value of those securities or other consideration the Optionee would have received had the Option been exercised (to the extent it has vested and is exercisable and has not been exercised), less the Exercise Price therefor. Upon the Optionee’s receipt of such consideration, the Option shall immediately terminate and be of no further force or effect, whether vested or not. The value of the securities or other consideration the Optionee would have received if the Option had been exercised and the value of any consideration exchanged for an Option shall be determined in good faith by the Board. Without limiting the foregoing, payment of any consideration pursuant to this Section 9(b) may be made in cash to the Optionee if the Optionee is not an accredited investor within the meaning of Regulation D under the Securities Act.

(c) Upon the dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at such time serving as a member of the Board of Directors of the Company) shall have the right, immediately prior to such dissolution or liquidation, to exercise any Options that have vested and are exercisable.

10. Joinder to Equityholders Agreements. As a condition to the grant of Options, and by execution of this Agreement, each Optionee agrees to be bound by the terms of each of the Equityholders Agreement, dated as of February 10, 2005, by and among the Company and certain equityholders of the Company named therein (as amended, the “Equityholders Agreement”), as if such Optionee were a signatory thereto and such Optionee acknowledges that each Option, and all Stock acquired by him or her upon exercise of such Options, will be subject to the terms and conditions contained in the Equityholders Agreement; provided however, that any Optionee party to the Investor Equityholders Agreement, dated as of February 10, 2005, by and among the Company and certain equityholders of the Company named therein (as amended, the “Investor Equityholders Agreement”) shall not be deemed to have executed the Equityholders Agreement and such Optionee acknowledges that each Option, and all Stock acquired by him or her upon exercise of such Options, will be subject to the terms and conditions contained in the Investor Equityholders Agreement.

11. No Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the services of the Optionee as a director for any period.

12. No Rights as a Limited Partner. The Optionee shall have no rights as a Stockholder with respect to any shares of Stock unless and until the Company has received consideration equal to the Exercise Price for such Stock and the issuance of such shares of Stock are recorded on the share register of the Company. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Stock are recorded on the share register of the Company.

13. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of the Option, to pay the Company an amount sufficient to satisfy its obligation to withhold federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company to withhold the Withholding Amount from his cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that, to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock delivered upon exercise of the Option that number of shares of Stock having a Fair Market Value equal to the Withholding Amount.

14. Option Terms. This Agreement supersedes the provisions of any agreement between the Optionee and the Company, or a subsidiary thereof, with respect to the terms of any options to be granted by the Company or any affiliate.

15. Incorporation by Reference. This Agreement incorporates the terms and conditions of the Plan herein by reference, as though set forth in full in this Agreement, with the Optionee deemed to be an Employee for purposes of interpreting the provisions incorporated into this Agreement, and the Optionee’s services as a director of the Company to be substituted for references to the Employee’s employment by the Company or a subsidiary.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Optionee has executed this Agreement, all as of the day and year first above written.

EMERGENCY MEDICAL SERVICES CORPORATION	OPTIONEE

	By:	(signature)

By:		(print name)
Name:
Title:

Address:

Facsimile No.

Social Security No.

The Option granted hereby is as follows:

Optionee: _______________________________________

Grant Date: ______________________________________

Number of Shares of Class A Common Stock: ___________________________

Exercise Price:                  $___________________________

[Signature page to Director Equity Option Agreement]

EXERCISE FORM

EMERGENCY MEDICAL SERVICES CORPORATION

6200 S. Syracuse Way

Suite 200

Greenwood Village, CO 80111

The undersigned holder of                      Options granted by EMERGENCY MEDICAL SERVICES CORPORATION pursuant to an Equity Option Agreement, dated                     , 2005, hereby irrevocably exercises the right to acquire and subscribe for those securities identified below issuable on the exercise of all or part of such Option, on the terms specified in the said Option Agreement, the Plan and all instruments supplemental thereto:

Number of shares of Class A Common Stock to be acquired:

Exercise Price per share:

Aggregate Exercise Price payable:

and hereby tenders a certified check or cash for such aggregate Exercise Price, and directs such securities to be registered in the holder’s name and recorded on the share register of Emergency Medical Services Corporation as set out below.

The holder of this Option hereby acknowledges and agrees that: (i) before the securities referred to above will be issued or any payment with respect to this Option will be made, the holder of this Option must pay, or make arrangements satisfactory to the Company with respect to the payment of, any amount necessary to comply with any U.S. federal, state or local tax withholding requirements that apply as a result of the exercise hereof (or payment made with respect to this Option), and (ii) if such holder makes an election under Section 83(b) of the Internal Revenue Code with respect to the securities purchased hereunder, the undersigned must deliver a copy of such election to the Company at the time it is filed with the Internal Revenue Service.

Dated this      day of                     ,

(Signature of Holder)

(Print Full Name)

(Address)

INSTRUCTIONS:

1.	The holder may exercise his right to receive securities pursuant to the Option by completing this form and surrendering this form, together with the Exercise Price, to the Secretary of Emergency Medical Services Corporation, at its principal office listed above, along with (i) any documents requested by the Company with respect to payment of any amount necessary to comply with any U.S. federal, state or local or foreign tax withholding requirements and (ii) if applicable, a copy of such holder’s election under Section 83(b) of the Internal Revenue Code.

2.	Evidence of recordation of the Units represented by this Option on the Emergency Medical Services Corporation share register will be delivered or mailed as soon as practicable after the exercise of the Option.

3.	If this exercise form is signed by a trustee, executor, administrator, curator, guardian, attorney or any other person acting in a fiduciary or representative capacity, the notice must be accompanied by evidence of authority to sign satisfactory to EMERGENCY MEDICAL SERVICES CORPORATION.

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